P23000066658

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

200413199612

08/04/22--01024--006 **105.00

2022 AUG -4 AM 1:35

COVER LETTER

TO: New Filing Section
Division of Corporations

SUBJECT: GRN Holding Corporation
Name of Resulting Florida Profit Corporation

The enclosed Articles of Conversion, Articles of Incorporation, and fees are submitted to convert the following eligible entity into a "Florida Profit Corporation" in accordance with ss. 607.11933 & 607.0202, F.S.

Please return all correspondence concerning this matter to:

John Dunbar
Contact Person

My Nevada LLC
Firm/Company

PO Box 471
Address

Carson City NV 89702
City, State and Zip Code

mynevadallc@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

John Dunbar at (775) 450-4979
Name of Contact Person — Area Code and Daytime Telephone Number

Enclosed is a check for the following amount:

■ $105.00 Filing Fees ☐ $113.75 Filing Fees and Certificate of Status ☐ $113.75 Filing Fees and Certified Copy ☐ $122.50 Filing Fees, Certified Copy, and Certificate of Status

Mailing Address:
New Filing Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address:
New Filing Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

2022 AUG -4 AM 11:35

Articles of Conversion
For
Converting Eligible Entity
Into
Florida Profit Corporation

The Articles of Conversion **and attached Articles of Incorporation** are submitted to convert the following **eligible business entity into a Florida Profit Corporation** in accordance with ss. 607.11933 & 607.0202, Florida Statutes.

1. The name of the Converting Entity immediately prior to the filing of the Articles of Conversion is:

GRN Holding Corporation

Enter Name of the Converting Entity

2. The converting entity is a Corporation

(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Nevada

(Enter state, or if a non-U.S. entity, the name of the country)

on 04/28/2010

Enter date "Converting Entity" was first organized, formed or incorporated.

3. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

GRN Holding Corporation

Enter Name of Florida Profit Corporation

4. This conversion was approved by the eligible converting entity in accordance with this chapter and the laws of its current/organic jurisdiction.

5. If not effective on the date of filing, enter the effective date: ____________________.

(The effective date: Cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

2022 AU — 4 [illegible] 1:36

Signed this ___ day of July ___ 20 ___

Required Signature for Florida Profit Corporation:

Signature of Director, Officer, or, if Directors or Officers have not been selected, an Incorporator:

Donald Steinberg (signature)

Printed Name: Donald Steinberg Title: CEO

Required Signature(s) on behalf of Converting Florida partnerships, limited partnerships, and limited liability companies: [See below for required signature(s).]

Signature: Donald Steinberg (signature)

Printed Name: DONALD STEINBERG Title: CEO

Signature: ______

Printed Name: ______ Title: ______

Signature: ______

Printed Name: ______ Title: ______

Signature: ______

Printed Name: ______ Title: ______

Signature: ______

Printed Name: ______ Title: ______

Signature: ______

Printed Name: ______ Title: ______

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners

If Florida Limited Liability Company:
Signature of a Member or Authorized Representative.

All others:
Signature of an authorized person.

Fees:

Articles of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)

2022 AUG -4 AM 11:36

ARTICLES OF INCORPORATION
FOR RESULTING FLORIDA PROFIT CORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be: GRN Holding Corporation

ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:

Principal street address	Mailing address, if different is:
3030 N. ROCKY POINT DRIVE STE. 150A TAMPA, FL 33607	PO Box 471 Carson City NV 89702

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:
Any lawful act or activity

ARTICLE IV SHARES
The number of shares of stock is: 750,000,000

ARTICLE V OFFICERS AND/OR DIRECTORS

Name and Title: Donald Steinberg President
Address: PO Box 471
Carson City NV 89702

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

2022 AUG -4 AM 11:35

ARTICLE VI   REGISTERED AGENT

The **name and Florida street address** (P.O. Box NOT acceptable) of the registered agent is:

Name: REGISTERED AGENTS INC

Address: 7901 4TH STREET NORTHSUITE 300

ST.PETERSBURG, FL 33702

****

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Required Signature/Registered Agent

Date

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE
WITH STATUS IN GOOD STANDING

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporations sole, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **GRN Holding Corporation**, as a DOMESTIC CORPORATION (78) duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since 04/28/2010, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/26/2023.

FRANCISCO V. AGUILAR
Secretary of State

2022 AUG -4 AM 1:36

Certificate Number: B202307263832272
You may verify this certificate
online at http://www.nvsos.gov